Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

     The undersigned, Julian R. Geiger, Chairman and Chief Executive Officer of Aéropostale, Inc. (the “Company”) has executed this certificated in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the period ended January 29, 2005, (the “Report”).

     The undersigned hereby certifies that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); and

     2. The information contained the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of April, 2005.

/s/ Julian R. Geiger Julian R. Geiger Chairman and Chief Executive Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.